July 5, 2005

QuadraPoint Acquisition Corp.
900 North Michigan Avenue
Chicago, Illinois 60606

Ladenburg Thalmann & Co. Inc.
590 Madison Avenue
34th Floor
New York, New York 10022

Re:	Initial Public Offering

Gentlemen:

The undersigned officer and director of QuadraPoint Acquisition Corp. (“Company”), in consideration of Ladenburg Thalmann & Co. Inc. (“Ladenburg”) entering into a letter of intent (“Letter of Intent”) to underwrite an initial public offering of the securities of the Company (“IPO”) and embarking on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 11 hereof):

1. In the event that the Company fails to consummate a Business Combination within 18 months from the effective date (“Effective Date”) of the registration statement relating to the IPO (or 24 months under the circum-stances described in the prospectus relating to the IPO), the undersigned will, as soon as reasonably practicable, (i) cause the Trust Fund (as defined in the Letter of Intent) to be liquidated and distributed to the holders of IPO Shares and (ii) take all reasonable actions within his power to cause the Company to liquidate. The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Fund and any remaining net assets of the Company as a result of such liquidation (“Claim”) and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever. In the event of the liquidation of the Trust Fund, the undersigned agrees to indemnify and hold harmless the Company, severally pro rata with Paul D. Lapping and Peter L. Venetis based on the number of Insider Shares beneficially owned by such individuals, against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) which the Company may become subject as a result of any claim by any vendor or other person who is owed money by the Company for services rendered or products sold or contracted for, or by any target business, but only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount in the Trust Fund.

2. In order to minimize potential conflicts of inter-est which may arise from multiple affiliations, the undersigned agrees to present to the Company for its consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire an operating business, until the earlier of the consummation by the Company of a Business Combination, the liquidation of the Company or until such time as the undersigned ceases to be an officer or director of the Company, subject to any pre-existing fiduciary and contractual obligations the undersigned might have.

3. The undersigned acknowledges and agrees that the Company will not consummate any Business Combination which involves a company which is affiliated with any of the Insiders unless the Company obtains an opinion from an independent investment banking firm reasonably acceptable to Ladenburg that the business combination is fair to the Company’s stockholders from a financial perspective.

4. Neither the undersigned, any member of the family of the undersigned, nor any affiliate (“Affiliate”) of the undersigned will be entitled to receive and will not accept any compensation for services rendered to the Company prior to or in connection with the consummation of the Business Combination; provided that commencing on the Effective Date, Gordian Investment Partners, LLC (“Related Party”), shall be allowed to charge the Company $3,750 per month, representing an allocable share of Related Party’s overhead, to compensate it for the Company’s use of Related Party’s offices, utilities and personnel. Related Party and the undersigned shall also be entitled to reimbursement from the Company for their out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

5. Neither the undersigned, any member of the family of the undersigned, nor any Affiliate of the undersigned will be entitled to receive or accept a finder’s fee or any other compensation in the event the undersigned, any member of the family of the undersigned or any Affiliate of the undersigned originates a Business Combination.

6. The undersigned agrees to be the Chief Financial Officer, Executive Vice President, Secretary and Director of the Company until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company. The undersigned’s biographical information furnished to the Company and Ladenburg and attached hereto as Exhibit A is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Item 401 of Regulation S-K, promulgated under the Securities Act of 1933. The undersigned’s Questionnaire furnished to the Company and Ladenburg and annexed as Exhibit B hereto is true and accurate in all respects. The undersigned represents and warrants that:

(a) he is not subject to, or a respondent in, any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b) he has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and he is not currently a defendant in any such criminal proceeding; and

(c) he has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

7. The undersigned has full right and power, without violating any agreement by which he is bound, to enter into this letter agreement and to serve as Chief Financial Officer, Executive Vice President, Secretary and Director of the Company.

8. The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to Ladenburg and its legal representatives or agents (including any investigative search firm retained by Ladenburg) any information they may have about the undersigned’s background and finances (“Information”). Neither Ladenburg nor its agents shall be violating the undersigned’s right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection.

9. This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The undersigned hereby (i) agrees that any action, proceeding or claim against him arising out of or relating in any way to this letter agreement (a “Proceeding”) shall be brought and enforced in the courts of the State of New York of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclu-sive, (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum and (iii) irrevocably agrees to appoint Graubard Miller as agent for the service of process in the State of New York to receive, for the undersigned and on his behalf, service of process in any Proceeding. If for any reason such agent is unable to act as such, the undersigned will promptly notify the Company and Ladenburg and appoint a substitute agent acceptable to each of the Company and Ladenburg within 30 days and nothing in this letter will affect the right of either party to serve process in any other manner permitted by law.

10. The undersigned acknowledges and understands that Ladenburg and the Company will rely upon the agreements and representations and warranties set forth herein in proceeding with the IPO. Nothing contained herein shall be deemed to render Ladenburg a representative of, or a fiduciary with respect to, the Company, its stockholders, or any creditor or vendor of the Company with respect to the subject matter hereof.

11. As used herein, (i) a “Business Combination” shall mean an acquisition by merger, capital stock exchange, asset or stock acquisition, reorganization or otherwise, of an operating business; (ii) “Insiders” shall mean all officers, directors and stockholders of the Company immediately prior to the IPO; and (iii) “IPO Shares” shall mean the shares of Common Stock issued in the Company’s IPO.

By:	/s/ Brian B. Boorstein
Brian B. Boorstein

Exhibit A

Brian B. Boorstein has been our executive vice president, chief financial officer, secretary and a member of our board of directors since our inception. Mr. Boorstein has served as a managing member of Gordian Investment Partners, LLC, an entity formed to make equity and debt investments in middle-market companies, since May 2005. Since June 2003, Mr. Boorstein has served as a principal of Montana Street Holdings, L.L.C., a private holding company formed to invest in leveraged buyouts and growth equity investments and to actively participate in the operations of such investments. From July 2001 to June 2003, Mr. Boorstein served as managing member of Connecting Capital & Partners, L.L.C., a merchant banking company organized to make principal investments in alternative assets and provide limited strategic investment banking advice. In January 1995, Mr. Boorstein founded Dakota Capital Partners, L.L.C., a private equity firm focused on leveraged buyouts and growth equity investments in the industrial and business service industries, and acted as its principal until July 2001. From 1988 to 1995, Mr. Boorstein served as a principal of Heller Equity Capital Corporation, a subsidiary of Heller Financial, Inc. As a founding member of this Small Business Investment Company, he was responsible for overseeing the entire portfolio of investments. Prior to this, he was an investment banking associate with Merrill Lynch Capital Markets from 1987 to 1988, an associate with Golder, Thoma & Cressey from 1986 to 1987 and a consultant with Arthur Andersen & Co. from 1982 to 1985. Mr. Boorstein received a B.S. from Stanford University and a M.B.A. from the Graduate School of Business of the University of Chicago.